[Dechert Price & Rhoads Letterhead]


                                                    June 22, 1998

The Carbide/Graphite Group, Inc.
One Gateway Center, 19th Floor
Pittsburgh, Pennsylvania 15222

Re: The  Carbide/Graphite  Group, Inc. 1995 Stock-Based  Incentive  Compensation
    Plan and 1996 Non Employee Director Stock-Based Incentive Compensation Plan

Ladies and Gentlemen:

     We have acted as counsel to The Carbide/Graphite Group, Inc., a Delaware corporation (the Company), in connection with the registration of an aggregate 500,000 shares (the Shares) of the Company's Common Stock, par value $.01 per share (the Common Stock), pursuant to a Registration Statement on Form S-8 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the
Securities  Act),   relating  to  the  Company's  1995  Stock-Based  Incentive
Compensation  Plan  and  1996  Non  Employee  Director   Stock-Based   Incentive
Compensation Plan (the Plans).

     We have participated in the preparation of the Registration Statement, and have examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to give this opinion.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and upon the effectiveness of the Registration Statement, the Shares issuable under the Plans, when delivered and paid for in the manner described in the Plans, will be validly issued, fully paid and nonassessable.

     Our opinions contained herein relate solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.

     This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Commission pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinions expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,


                                    /s/  Dechert Price & Rhoads